Exhibit (j)




                               CONSENT OF COUNSEL



            We hereby consent to the use of our name and to the reference to our Firm on the back cover page of the Prospectuses and under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 17 ("PEA No. 17") to the Registration Statement (Registration Nos. 33-65690; /811-7850) on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, of The Armada Advantage Fund. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm and the use of our opinion we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                        /s/ DRINKER BIDDLE & REATH LLP
                                        ------------------------------
                                        DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania

August 11, 2004